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                                                                    Exhibit 21
1. Canyon Products Corporation, an Ohio corporation and wholly owned subsidiary.*

2. Invacare  (UK)  Ltd.,  an  English   corporation   and  wholly  owned
   subsidiary, except for one share registered in the name of Mr. Kevin Crumpler as nominee for Invacare Holdings Corporation.

3. Invacare Canada Inc., an Ontario corporation and wholly owned subsidiary.

4. Invacare Deutschland GmbH, a German corporation and wholly owned subsidiary.

5. Invacare  Holdings  Corporation,   an  Ohio  corporation  and  wholly  owned
   subsidiary.

6. Invacare International Corporation, an Ohio corporation and wholly owned subsidiary.

7. Invacare Respiratory Corporation, an Ohio corporation and wholly owned subsidiary.

8. Invacare Trading company, Inc., a United States Territory of the Virgin Islands corporation and wholly owned subsidiary.

9. Invamex, S.A. de C.V., a Mexican corporation and wholly owned subsidiary.

10.Invacare  Credit   Corporation,   an  Ohio  corporation  and  wholly  owned
   subsidiary.

11.Invatection Insurance company, a Vermont corporation and wholly owned subsidiary.

12.Mobilife Corporation, a Missouri corporation and wholly owned subsidiary.

13.Mobilite Corporation, a Florida corporation and wholly owned subsidiary.

14.Option 5 Inc., a Quebec corporation and wholly owned subsidiary.

15.Poirier Groupe Invacare, a French corporation and wholly owned subsidiary.

16.POK - Rollstuhle GmbH, a German corporation and wholly owned subsidiary.

17.Dynamic  Controls  Ltd.,  a  New  Zealand   corporation  and  wholly  owned
   subsidiary.

18.Quantrix Consultants Ltd., a New Zealand corporation and wholly owned subsidiary.

19.Controls Dynamic Ltd., an English corporation and wholly owned subsidiary.

20.Geomarine Systems Inc., a New York corporation and wholly owned subsidiary.

21.Sci Des Hautes Roches, a French partnership and wholly owned subsidiary.

22.Sci Des Roches, a French partnership and wholly owned subsidiary.

23.Mobilite Building Corporation, a Florida corporation and wholly owned subsidiary.

24.Rehadap, S.A., a Spanish corporation and wholly owned subsidiary.

25.Genus Medical, Inc., a New York corporation and wholly owned subsidiary.
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26.Beram, AB, a Swedish corporation and wholly owned subsidiary.

27.Invacare Florida, a Delaware corporation and wholly owned subsidiary.

28.Patient Solutions, Inc., a Delaware corporation and wholly owned subsidiary.

29.Medical Equipment Repair Services, Inc., a Florida corporation and wholly owned subsidiary.

30.Invacare New Zealand Limited, a New Zealand corporation and wholly owned subsidiary.

31.Bencraft Limited, an English corporation and wholly owned subsidiary.

32.Kuschall Design AG, a Switzerland corporation and wholly owned subsidiary.

33.Healthtech, Inc., a Missouri corporation and wholly owned subsidiary.

34.Frohock Stewart, Inc., a Massachusetts corporation and wholly owned subsidiary

35.Fabriorto Lda, a Portugal company and wholly owned subsidiary.


36.Production Research Corporation, a Maryland corporation and wholly owned subsidiary.

37.Inva Acquisition Corporation, now renamed Suburban Osotmy Supply Company,
   Inc.

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*  "Wholly owned subsidiary" refers to indirect, as well as direct, wholly owned subsidiaries.